UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2010

Titanium Asset Management Corp.
 (Exact name of registrant as specified in its charter)

Delaware	000-53352	20-8444031
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 E. Wisconsin Avenue, Milwaukee, Wisconsin	53202-5310
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 765-1980

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officers

On February 8, 2010, the Board of Directors of Titanium Asset Management Corp. (the “Company”), announced that it has named Robert Brooks, age 55, as Chief Executive Officer, effective immediately, and has appointed him as a director. In connection with this appointment, the Board also announced that Nigel Wightman had resigned his positions as Chief Executive Officer and Chairman of the Board to pursue other opportunities. Mr. Wightman’s resignation is governed by his Service Agreement with the Company.

In addition to the above changes, the Board also appointed Jonathan Hoenecke, age 50, as the Company’s Chief Financial Officer, replacing Larry Haslee, who remains with the Company.  The Company has not yet entered into a formal definitive employment agreement with Messrs. Brooks and Hoenecke.

Mr. Brooks, age 55, has been a Managing Director for the Company since July 2008 and has been the Executive Vice President of National Investment Services, Inc. (“NIS”), a subsidiary of the Company, since 2000. In those positions, Mr. Brooks was the lead officer for business development, client relations, and consultant relations for Titanium, and was involved in the long-term strategic planning for the Company.

Mr. Hoenecke joined Titanium as the manger of financial reporting in January 2009. From 2003 to 2006 worked for Fresh Brands Inc. as its Vice President of Finance and as a consultant. From 1995 to 2003, Mr. Hoenecke worked for Roundy’s as a Vice President of Finance for its retail division and a chief financial officer for a predecessor business.

Directors

The Board of Directors also announced several other changes to its composition, effective February 8, 2010. As noted above, Mr. Wightman resigned. Robert Kelly and Tal Raz were appointed as co-Chairmen of the Board. Emmanuel Gill was appointed to the Board as a Vice Chairman and independent director, Robert Brooks was appointed to the board as an executive director, John Fisher was appointed as an executive director, and Yoram Naveh was appointed to the Board as a non-executive director appointed by Clal Finance Ltd. (“Clal”). Pursuant to the terms of the Company’s certificate of incorporation and bylaws, for so long as Clal or any affiliate of Clal owns at least 35% of the then-issued and outstanding common stock of the Company, Clal has the exclusive right at any time to vote as a separate class and elect up to six individuals to serve on the Company’s Board of Directors. The Board’s independent and executive directors also approved the appointment of Ron Braverman as an independent director.

To reflect these appointments, the Board of Directors increased the number of authorized directors from nine to eleven directors. The Board currently is comprised of four directors elected by Clal through its right to vote as a separate class, four independent directors and three executive directors.

A copy of the press release announcing these changes is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

Exhibit 99.1 Press release regarding Directorate Changes dated February 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITANIUM ASSET MANAGEMENT CORP.

Date: February 8, 2010	By:	/s/ Jonathan Hoenecke

Name: Jonathan Hoenecke
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release regarding Directorate Changes dated February 8, 2010.